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                                                                   Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



   We have issued our report dated February 27, 2002 accompanying the financial statements of LEAF Asset Management, Inc. contained in this Amendment No. 3 of the Registration Statement and Prospectus (File No. 333-84730). We consent to the use of the aforementioned report and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP
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Philadelphia, Pennsylvania
July 17, 2002























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